Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Paul Carousso

(914) 595-8218

VISANT CORPORATION ANNOUNCES COMPLETION OF REPRICING OF OUTSTANDING

SENIOR SECURED TERM LOAN FACILITY

ARMONK, New York, March 1, 2011 — VISANT CORPORATION today announced the completion of the previously announced repricing of its outstanding senior secured term loan facility. The repricing was effected through an amendment of Visant’s credit agreement, which provided for the incurrence of new senior secured term loans in an aggregate principal amount of $1,246,875,000, with the proceeds of the new term loans, together with cash on hand, used to repay the existing senior secured term loans in full. The amendment received the requisite consent of lenders holding a majority of the outstanding commitments and loans under the company’s existing term and revolving credit facilities.

The amendment resulted in a decrease of the applicable margin to 4.00%, with respect to term loans bearing interest at LIBOR, and to 3.00%, with respect to term loans bearing interest at an alternate base rate (ABR), as well as a decrease in the LIBOR floor to 1.25% with respect to the LIBOR component of the interest rates on borrowings under the new term loans. Prior to the amendment, the applicable margins for LIBOR loans and ABR loans were 5.25% and 4.25%, respectively, and the LIBOR floor was 1.75%. All other terms of the senior secured credit facilities remained the same. In connection with the repricing, the company was required to pay a prepayment premium of 1% of the original principal amount of the term loan facility along with certain other fees and expenses. A 1% prepayment premium will be payable in respect of subsequent repricing events, if any, occurring on or prior to March 1, 2012.

This press release is for informational purposes only and is not and shall not constitute an offer to purchase nor a solicitation of an offer to sell any securities of Visant.

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics, and educational and trade publishing segments.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. Forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include such words as “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions that are intended to identify forward-looking statements and information. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 2, 2010.

The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: our substantial indebtedness and our ability to service the indebtedness; our inability to implement our business strategy in a timely and effective manner; global market and economic conditions; levels of customers’ advertising and marketing spending, including as may be impacted by economic factors and general market conditions; competition from other companies; fluctuations in raw material prices; our reliance on a limited number of suppliers; the seasonality of our businesses; the loss of significant customers or customer relationships; Jostens’ reliance on independent sales representatives; our reliance on numerous complex information systems; the amount of capital expenditures required at our businesses; developments in technology and related changes in consumer behavior; the reliance of our businesses on limited production facilities; actions taken by the U.S. Postal Service and changes in postal standards and their effect on our marketing services business, including as such changes may impact competition for our sampling systems; labor disturbances; environmental obligations and liabilities;

adverse outcome of pending or threatened litigation; the enforcement of intellectual property rights; the impact of changes in applicable law and regulations; the textbook adoption cycle and levels of government funding for education spending; and control by our stockholders.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements may not in fact occur. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or revise any of them in light of new information, future events or otherwise, except as required by law.